Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-239751 and 333-228910) and Form S-8 (Nos. 333-257245, 333-239727, 333-231013, 333-225475, 333-215141 and 333-143238) of Vaxart, Inc. of our report dated February 25, 2021, relating to the consolidated financial statements for each of the two years in the period ended December 31, 2020, which report appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
February 24, 2022